EXHIBIT 99.1

To Form 8-K dated July 27, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

NEWS RELEASE

Stephen Fowle

Executive Vice President

Chief Financial Officer

(772) 463-8977

steve.fowle@seacoastbank.com

Seacoast Banking Reports Second Quarter 2016 Results

Second Quarter EPS Increased 27% to $0.14 Sequentially;

Adjusted EPS1 Increased 21% to $0.23, Driven by Strong Revenue Growth

STUART, Fla., July 27, 2016 /PRNewswire/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported results for the second quarter of 2016.

Seacoast reported net income of $5.3 million during the second quarter of 2016, compared to $4.0 million in the first quarter of 2016 and $5.8 million in the second quarter last year. Quarter over quarter, return on average assets (ROA) increased 7 basis points to 0.51% and return on tangible common equity (ROTCE) increased 150 basis points to 6.6%. During the quarter, Seacoast closed the previously announced acquisition of BMO Harris’ Orlando Banking operations including 14 traditional branch locations and its business banking team; and the second quarter 2016 results include $5.8 million in charges taken in conjunction with the BMO acquisition, branch closures and other non-core items1.

The Company reported second quarter adjusted net income1 of $8.8 million, a year-over-year increase of $2.7 million, or 45% and an increase of $2.0 million, or 30% (not annualized), from the prior quarter. Diluted earnings per common share (EPS) was $0.14 and adjusted diluted EPS1 was $0.23, a $0.04 or 21% increase above the first quarter 2016 and $0.05 or 28% above the year-ago period.

Net income for the first half of 2016 was $9.3 million compared to $11.7 million in the first half of 2015. Diluted EPS was $0.25 compared to $0.35 in the same period of 2015. Adjusted net income1 increased $3.4 million to $15.5 million for the first half of 2016 and adjusted1 diluted EPS increased 15% to $0.42.

Second Quarter 2016 Earnings Highlights

•	Adjusted revenues[1] increased $9.1 million, or 26% year-over-year, to $43.7 million; and increased $4.2 million, or 11% (not annualized), from the first quarter 2016.
•	Net interest income improved $8.8 million, or 34% year-over-year, reflecting continued strong organic growth combined with the impact of strategic acquisitions.
•	Adjusted fully diluted earnings per share[1] rose to $0.23, an increase of 28% year-over-year and 21% from the first quarter 2016.
•	Adjusted return on assets[1] improved nine basis points to 0.84% over first quarter 2016, the return on tangible common equity[1] eclipsed the double digit mark, reaching 10.6% during the second quarter.

Second Quarter 2016 Growth Highlights

•	Loans grew $679 million or 35% from year-ago levels. Adjusting for acquisitions, loans grew $234 million or 12% as consumer, small business, and mortgage loan production hit record levels during the second quarter.
•	Debit card volume also reached a record high, increasing 9% over the prior quarter and 18% over Q2 2015.
•	Acquisitions continue to fuel growth. Customers acquired from BankFirst show a 27% increase in total services 18 months from acquisition and customers acquired from the Grand Bank acquisition show a 10% improvement in total services less than a year from acquisition.
•	Seacoast completed the acquisition and integration of BMO Harris’ Orlando banking operations during June 2016, making Seacoast the largest Florida-based bank in this MSA.

2016 Guidance

•	Seacoast reaffirms 2016 adjusted diluted EPS[1] target of $1.00.

Dennis S. Hudson, III, Chairman and CEO said, “Seacoast’s increase in second quarter earnings shows the operating leverage created by our balanced growth strategy. We are sustaining our momentum in organic growth with record consumer, small business and mortgage loan expansion, combined with value-creating acquisitions and robust risk management. These successes provided a solid step forward towards our full-year 2016 adjusted EPS1 goal of $1.00.

“Total loans increased $679 million or 35% over second quarter 2015 levels and $161 million or 7%, compared to the first quarter of this year. Excluding acquisitions, loans grew a strong 16%, annualized, from first quarter levels and 12% above the prior year’s second quarter. We are managing a granular loan portfolio while prudently limiting commercial real estate as a percent of total capital to ensure we are well-positioned for sustainable value creation.

‘We continue to execute our broader transformation, modernizing our sales and service delivery models to better align with customers’ rapidly changing expectations while retaining the best aspects of traditional community banking. Digital delivery of products and services through convenient non-branch channels again drove our consumer franchise this quarter. For example, 32% of all deposits were made outside the branch, compared to 30% in the prior quarter. Moreover, 23% of consumer loans were originated outside the branch, compared to 16% in Q2 2015.

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

“We are also beginning to realize significant cost savings through the execution of our digital transformation as our multi-channel delivery of banking services enables us to trim our physical presence while keeping customer satisfaction high. For example, we entered the year with eight Orlando branches, and acquired six Floridian and 14 BMO Harris locations in that market. By the end of the third quarter we will operate a total of 15 branches in the Orlando MSA, substantially reducing our physical presence in this market. We will continue to prudently refine our infrastructure as we move into the future.

“Data analytics and technology-assisted operational improvement are also helping us build efficiencies across our organization and drive process automation.  For example, during the second quarter, more than 40% of new consumer loan applications were provided a decision in an automated manner and loan documents were signed electronically, providing responsiveness and efficient service for our customers and cost savings for Seacoast.

“These facets of our strategy, when taken together, produced a solid step towards our long term goals. ROTCE grew 150 basis points and our efficiency ratio improved 370 basis points Our adjusted ROTCE1 improved 210 basis points to double digit levels and our adjusted efficiency ratio1 declined nearly 500 basis points to 65.1%, all while maintaining appropriate guardrails around our loan portfolio. We believe this year represents an inflection point in the execution of our strategy as we continue our growth and drive urgency in expense rationalization. We look forward to continued success over the next quarters and beyond,” Hudson concluded.

FINANCIAL HIGHLIGHTS	2Q16	1Q16	4Q15	3Q15	2Q15
(Dollars in thousands except per share data)
Total Assets	$4,381,204	$4,001,323	$3,534,780	$3,378,108	$3,233,588
Loans	2,616,052	2,455,214	2,156,330	2,099,447	1,937,399
Deposits	3,501,316	3,222,447	2,844,387	2,742,296	2,605,177

Net Income	5,332	3,966	6,036	4,441	5,805
Diluted Earnings Per Share	0.14	0.11	0.18	0.13	0.18
Return on Average Assets (ROA)	0.51%	0.44%	0.69%	0.52%	0.72%

Return on Average Tangible	6.6	5.1	7.8	5.9	8.2
Common Equity (ROTCE)
Net Interest Margin	3.63	3.68	3.67	3.75	3.50
Efficiency Ratio	78.0	81.7	72.6	76.3	68.6
Pretax, Pre-provision Income (1)	$8,842	$6,600	$10,130	$8,126	$10,224

Average Diluted Shares	38,142	35,453	34,395	34,194	33,234
Outstanding (000)
Adjusted Net Income (1)	$8,773	$6,758	$6,569	$6,232	$6,031
Adjusted Diluted Earnings Per Share (1)	$0.23	$0.19	$0.19	$0.18	$0.18
Adjusted ROA (1)	0.84%	0.75%	0.75%	0.77%	0.75%
Adjusted ROTCE (1)	10.6	8.5	8.9	8.2	8.7
Adjusted Efficiency Ratio (1)	65.1	70.0	69.1	69.4	68.4
Adjusted Pretax, Pre-provision Income (1)	$14,607	$11,082	$10,990	$10,990	$10,589
Annualized Adjusted
Operating Expenses as a Percent of Average Assets (1)	2.77%	3.05%	3.00%	3.10%	2.98%

Acquisitions Update

Hudson noted, “We are pleased to have completed the acquisition of BMO Harris’ Orlando banking operations and we look forward to introducing Seacoast’s product and services to these newly acquired customers. We completed the BMO Harris integration in early June, one quarter after closing on our acquisition of Floridian Financial. These acquisitions bring together three established central-Florida franchises and propel Seacoast to a top-ten position in Orlando, making us the largest Florida based bank in that market. The BMO Harris acquisition is yet another in the recent series of successful acquisitions that have provided us with opportunity to further deploy our model of digital service delivery.

“As a result of these recent acquisitions, as well as the successful integration of our BankFirst and Grand Bank branches, we continue to drive incremental value creation within Orlando and Palm Beach markets. Organic household growth remains very strong and cross sell statistics are above the healthy growth rates in our legacy markets,” Hudson concluded.

Florida Economic Update

“Florida continues to gain recognition for its strong economy and business friendly environment,” Hudson commented. “Job growth continues to outpace the nation by a wide margin. A recent Wells Fargo Economics Group research report, dated May 2016, commented, ‘While hiring decelerated in most of the country in May, Florida employers continued to add jobs at a breakneck pace. Following April’s upwardly revised gain of 34,900 jobs, the state added another 24,500 jobs in May.’”

“Additionally, Florida made CNBC’s 2016 top-ten list of the ‘Best states for Business’, citing a vibrant economy, solid infrastructure and strong workforce as top factors,” Hudson concluded. “Florida’s economic strength continues to serve as a tailwind as we execute on our fundamental business plan.”

https://www08.wellsfargomedia.com/assets/pdf/commercial/insights/economics/regional-reports/fl-employment-20160617.pdf

Second Quarter 2016 Income Statement Highlights

Organic Growth along with Merger Activity Drives Net Interest Income Growth

Net interest income for the quarter totaled $34.8 million, a $9.0 million or 35% increase from second quarter 2015 levels. Net interest margin expanded to 3.63%, a 13 basis point increase from the prior year. Year-over-year net interest income and margin increases reflect improved balance sheet mix combined with favorable yield / cost trends on all major asset and liability classes. Acquisition activity also contributed to net interest income gains as Seacoast welcomed customers from Floridian and BMO Harris, and continued to grow relationships with customers of other recent acquisitions.

Net interest income increased $4.5 million in the second quarter of 2016 compared to the first quarter of 2016, while net interest margin decreased five basis points from 3.68% in the prior quarter. The net interest income improvement was built through continued organic and acquisition-related loan growth as well as purchases of investment securities in anticipation of the BMO Harris acquisition, which added deposits of $317 million and $64 million of business banking loans. Investment securities leverage, combined with additional liquidity at the time of the acquisition, was the main contributor to net interest margin decline.

Noninterest Income Growth Driven by Franchise Growth

Noninterest income excluding securities gains, totaled $9.1 million for the second quarter of 2016, $0.3 million above $8.8 million recorded in the second quarter of 2015. Included in second quarter 2015’s noninterest income was a $725,000 gain on participated loan. Adjusting for the gain on the participated loan, fee income increased $1.0 million or 12%.   Significant contributors to the increase in noninterest income include mortgage banking revenue of $1.4 million, which increased $0.3 million or 33% from the year-ago period reflecting record originations. Strong increases in interchange income and deposit service charges, up 17% and 5%, respectively, reflect intentional customer analytics-driven cross sell combined with strong household growth and customer engagement.

Noninterest income excluding securities gains, increased $481,000 or 6% (not annualized) from first quarter 2016 levels. First quarter 2016 noninterest income included $464,000 in unanticipated non-taxable income related to the Bank’s investment in bank owned life insurance (BOLI). Excluding securities gains and the unanticipated BOLI income for first quarter 2016, noninterest income increased $945,000 or 11% from first quarter. Strength in mortgage banking revenue, as well as transaction-based fees such as interchange and deposit service charges also added to the linked-quarter gain. Other noninterest income increased at a strong pace, representing growth in our businesses and returns on certain CRA investments.

Noninterest Expense Reflects Merger Activity and Other Investments in Seacoast Strategy

Noninterest expense increased $10.5 million from the second quarter of 2015, largely driven by $5.8 million in expense related to the acquisition of 14 branch offices from BMO Harris on June 3, 2016 and other non-core expenses. Adjusted noninterest expense1 increased $5.1 million from prior-year levels. The year-over-year increase in adjusted expense reflects ongoing costs related to the 2015 and 2016 acquisitions of Grand Bankshares and Floridian Financial Group and BMO Harris’ Orlando operations. Expenses also reflect support of organic growth of and investment in the franchise. Larger drivers include salary and benefits costs, occupancy and equipment and data processing expense, largely from acquisition activity. While adjusted noninterest expense grew 21% compared to prior year levels, revenues, excluding securities gains grew 26% - providing 5% operating leverage.

Noninterest expense increased $2.5 million from the first quarter, 2016. Adjusted noninterest expense1 grew $1.7 million or 6%. Contributing to the higher adjusted noninterest expense during the second quarter of 2016 were salary and benefits costs, occupancy and equipment and data processing expense, largely from acquisition activity.

Second Quarter 2016 Balance Sheet Highlights

Strong Originations and Acquisition Activity Continue Loan Portfolio Build

Total loans were $2.62 billion, an increase of $679 million or 35% from the second quarter 2015. Excluding acquired loans, loans increased $234 million or 12% above the prior year. Loans increased $161 million or 7% (not annualized) from first quarter 2016. Adjusted for the BMO Harris acquisition, loans increased $97 million or 4.0% (not annualized) linked-quarter.

Loan production continued at a strong pace across all business lines. Commercial loan originations for the quarter exceeded $111 million, well ahead of 2015 levels, with the commercial pipeline (in underwriting and approval or approved and not yet closed) totaling $113 million at June 30, 2016. Consumer loan and small business originations totaled $81 million during the second quarter of 2016 compared to $55 million one year ago.

Closed residential production for the quarter totaled $104 million compared with $82 million during the second quarter 2015, with a total residential pipeline of $66 million as of June 30, 2016, up from $54 million one year ago.

(Dollars in thousands)	2Q16	1Q16	4Q15	3Q15	2Q15

Commercial pipeline	$113,261	$97,953	$105,556	$104,915	$108,538
Commercial loans closed	111,133	67,252	80,003	71,823	85,815
Total Commercial loan originations and pipeline	$224,394	$165,205	$185,559	$176,738	$194,353

Residential pipeline	$66,083	$57,739	$30,340	$37,958	$53,902
Residential loans retained	64,003	36,335	24,905	36,027	45,596
Residential loans sold	39,499	30,345	35,278	37,996	36,182
Total Residential loan originations and pipeline	$169,585	$124,419	$90,523	$111,981	$135,680

Credit Quality Remains Stable and Strong

The provision for loan losses was $662,000 for the second quarter of 2016, down from $855,000 in the second quarter 2015 and above $463,000 recorded in the first quarter 2016. The decrease in provision was driven by strong credit metrics, including $339,000 in net recoveries collected during the quarter, offset by the impact of continued loan growth. The ratio of allowance for loan losses to non-acquired loans was 1.01% as of June 30 2016, a slight decrease from 1.03% as of December 31, 2015.

Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the second quarter decreased to 0.58%, down from 1.01% as of June 30, 2015;
•	Nonperforming assets to total assets declined to 0.55%, compared to 0.79% one year ago.

Deposits Built on Core Customer Growth and Acquired Deposits

Total deposits increased $3.5 billion, 34% above the second quarter 2015. Core customer funding increased to $3.30 billion, an $828 million or 34% increase. Excluding acquisitions, core customer funding increased by $158 million or 6% and total deposits increased $67 million or 3% above the second quarter 2015. Core customer funding increased $240 million or 8% (not annualized) and total deposits grew $279 million or 9% (not annualized), compared to the prior quarter. Excluding acquired deposits, core customer funding decreased slightly, by $16 million from end of first quarter 2016 levels, reflecting normal seasonality.

Noninterest demand deposits grew $93 million or 9% (not annualized) from the first quarter of 2016 and $338 million or 42% from the second quarter of 2015. Excluding acquired deposits, noninterest demand deposits increased $140 million or 17% from the end of the second quarter 2015 and represent a strong 33% of total deposits.

(Dollars in thousands)	Second Quarter 2016	First Quarter 2016	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015
Customer Relationship Funding

Noninterest demand	$1,146,791	$1,054,069	$854,447	$869,877	$808,429
Interest-bearing demand	776,389	750,904	734,749	618,344	599,268
Money market	860,930	741,657	665,353	660,632	621,973
Savings	330,928	313,179	295,851	286,810	282,588
Time certificates of deposit	386,278	362,638	293,987	306,633	292,919
Total deposits	$3,501,316	$3,222,447	$2,844,387	$2,742,296	$2,605,177
Customer sweep accounts	$183,387	$198,330	$172,005	$148,607	$157,676
Total core customer funding (1)	$3,298,425	$3,058,139	$2,722,405	$2,584,270	$2,469,934
Demand deposit mix (noninterest bearing)	32.8%	32.7%	30.0%	31.7%	31.0%

(1) Total deposits and customer sweep accounts, excluding time certificates of deposit.

Other Highlights

Capital Ratios Remain Strong

As expected, capital ratios decreased in conjunction with the BMO Harris acquisition and remain well above regulatory requirements for well-capitalized institutions. The common equity tier 1 capital ratio (CET1) is estimated at 10.9% and the total capital ratio is estimated at 13.4% at June 30, 2016. The tier 1 leverage ratio is estimated at 9.3% at June 30, 2016. Ratios are down slightly as earnings during the first and second quarter were offset by acquisition activity.

Tangible book value per share increased $0.11 to $8.98 while book value per share increased $1.25 to $11.09 compared to the second quarter of 2015. Average tangible common equity to assets was 8.4% at June 30, 2016.

Conference Call Information

Seacoast will host a conference call on Thursday, July 28, 2016 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (800) 697-5978 (passcode: 7908 524). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of July 28, by dialing (888) 843-7419 and using passcode: 7908 524.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of July 28, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.4 billion in assets and $3.5 billion in deposits as of June 30, 2016. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 52 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, pre-provision income. Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

To better evaluate its earnings, the Company removes certain items to arrive at adjusted net income, adjusted pretax, pre-provision income and adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below(2):

Dollars in thousands except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2016	2016	2015	2015	2015
Net income (loss)	$5,332	$3,966	$6,036	$4,441	$5,805

Boli Income	0	(464)	0	0	0
Security (gains)	(47)	(89)	(1)	(160)	0
Bargain purchase gain	0	0	(416)	0	0
Total Adjustments to Revenue	(47)	(553)	(417)	(160)	0

Severance	464	306	187	670	29
Merger related charges	2,448	4,038	1,043	2,120	337
Branch closure charges and costs related to expense initiatives	1,121	691	0	0	0
Other	0	0	0	121	0
Miscellaneous losses	0	0	48	112	0
Early redemption cost for FHLB advances	1,777	0	0	0	0
Total Adjustments to Noninterest Expense	5,810	5,035	1,278	3,023	366

Effective tax rate on adjustments	(2,322)	(1,690)	(328)	(1,072)	(140)
Adjusted Net Income (1)	8,773	6,758	6,569	6,232	6,031
Adjusted earnings per diluted share (1)	$0.23	$0.19	$0.19	$0.18	$0.18
Average shares outstanding (000)	38,142	35,453	34,395	34,194	33,234

Adjusted Net Income (1)	$8,773	$6,758	$6,569	$6,232	$6,031
Provision for loan losses	662	199	369	987	855
Income taxes	5,172	4,125	4,052	3,771	3,703
Adjusted pretax, pre-provision income (1)	$14,607	$11,082	$10,990	$10,990	$10,589
Revenue	$43,604	$38,852	$36,882	$37,093	$34,512
Total Adjustments to Revenue	(47)	(553)	(417)	(160)	0
Adjusted Revenue	$43,651	$39,405	$37,299	$37,253	$34,512

Noninterest Expense	$34,808	$32,341	$27,169	$29,127	$24,288
Total Adjustments to Noninterest Expense	5,810	5,035	1,278	3,023	366
Adjusted Noninterest Expense	$28,998	$27,306	$25,891	$26,104	$23,922

(1) Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

(2) Presentation has been revised in accordance with SEC's Division of Corporation Finance Compliance and Disclosure Interpretations, Non-GAAP Financial Measures" issued May 17, 2016

FINANCIAL HIGHLIGHTS	(Unaudited)	08/01/16
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Summary of Earnings
Net income	$5,332	$3,966	$5,805	$9,298	$11,664
Net interest income (1)	34,801	30,349	25,788	65,150	51,622
Net interest margin (1), (2)	3.63	3.68	3.50	3.65	3.56

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.51%	0.44%	0.72%	0.48%	0.74%
Return on average shareholders' equity-GAAP basis (2), (3)	5.15	4.30	7.13	4.75	7.27
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	6.62	5.13	8.20	5.89	8.35
Efficiency ratio (5)	78.01	81.73	68.57	79.76	68.45
Noninterest income to total revenue	20.89	22.21	25.63	21.52	23.92

Per Share Data
Net income diluted-GAAP basis	$0.14	$0.11	$0.18	$0.25	$0.35
Net income basic-GAAP basis	0.14	0.11	0.18	0.26	0.35
Book value per share common	11.20	10.91	9.84	11.20	9.84
Tangible book value per share	9.08	9.17	8.87	9.08	8.87
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	June 30,
(Dollars in thousands, except share data)	2016	2016	2015

Selected Financial Data
Total assets	$4,381,204	$4,001,323	$3,233,588
Securities available for sale (at fair value)	923,560	905,182	762,086
Securities held for investment (at amortized cost)	401,570	198,231	214,777
Net loans	2,595,327	2,435,490	1,918,608
Deposits	3,501,316	3,222,447	2,605,177
Total shareholders' equity	425,429	413,788	326,856

Average Balances (Year-to-Date)
Total average assets	$3,904,091	$3,601,381	$3,188,334
Less: intangible assets	53,228	37,006	31,707
Total average tangible assets	$3,850,863	$3,564,375	$3,156,627

Total average equity	$393,782	$370,816	$323,359
Less: intangible assets	53,228	37,006	31,707
Total average tangible equity	$340,554	$333,810	$291,652

Credit Analysis
Net (recoveries) year-to-date - non-acquired loans	$(854)	$(539)	$(621)
Net charge-offs year-to-date - acquired loans	118	142	189
Total net charge-offs (recoveries) year-to-date	$(736)	$(397)	$(432)

Net (recoveries) to average loans (annualized) - non-acquired loans	(0.07)%	(0.10)%	(0.07)%
Net charge-offs to average loans (annualized) - acquired loans	0.01	0.03	0.02
Total net charge-offs (recoveries) to average loans (annualized)	(0.06)	(0.07)	(0.05)

Loan loss provision (recapture) year-to-date - non-acquired loans	$403	$(20)	$563
Loan loss provision year-to-date - acquired loans	458	219	725
Total loan loss provision year-to-date	$861	$199	$1,288

Allowance to loans at end of period - non-acquired loans	1.01%	1.04%	1.10%
Discount for credit losses to acquired loans at end of period	3.96	3.79	3.32

Nonperforming loans - non-acquired loans	$10,919	$11,881	$15,054
Nonperforming loans - acquired loans	4,360	3,707	4,543
Other real estate owned - non-acquired	3,791	5,042	4,855
Other real estate owned - acquired	1,644	2,415	1,053
Other real estate owned – branches out of service	3,259	634	0
Total nonperforming assets	$23,973	$23,679	$25,505

Restructured loans (accruing)	$20,337	$19,956	$23,441

Purchased noncredit impaired loans	$554,519	$558,262	$275,964
Purchased credit impaired loans	13,652	16,531	6,562
Total acquired loans	$568,171	$574,793	$282,526

Nonperforming loans to loans at end of period - non-acquired loans	0.42%	0.48%	0.78%
Nonperforming loans to loans at end of period - acquired loans	0.16	0.15	0.23
Total nonperforming loans to loans at end of period	0.58	0.63	1.01

Nonperforming assets to total assets - non-acquired	0.41%	0.44%	0.62%
Nonperforming assets to total assets - acquired	0.14	0.15	0.17
Total nonperforming assets to total assets	0.55	0.59	0.79

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2016	2015	2016	2015

Interest on securities:
Taxable	$6,603	$4,977	$12,286	$9,875
Nontaxable	299	147	463	297
Interest and fees on loans	29,244	21,988	55,278	44,009
Interest on federal funds sold and other investments	433	249	723	498
Total Interest Income	36,579	27,361	68,750	54,679

Interest on deposits	688	524	1,292	925
Interest on time certificates	550	321	863	668
Interest on borrowed money	848	850	1,880	1,710
Total Interest Expense	2,086	1,695	4,035	3,303

Net Interest Income	34,493	25,666	64,715	51,376
Provision for loan losses	662	855	861	1,288
Net Interest Income After Provision for Loan Losses	33,831	24,811	63,854	50,088

Noninterest income:
Service charges on deposit accounts	2,230	2,115	4,359	4,117
Trust fees	838	759	1,644	1,560
Mortgage banking fees	1,364	1,032	2,363	2,120
Brokerage commissions and fees	470	576	1,101	1,017
Marine finance fees	279	492	420	689
Interchange income	2,370	2,033	4,587	3,770
Other deposit based EFT fees	116	96	243	210
BOLI income	379	334	1,220	664
Gain on participated loan	0	725	0	725
Other	1,065	684	1,804	1,282
	9,111	8,846	17,741	16,154
Securities gains, net	47	0	136	0
Total Noninterest Income	9,158	8,846	17,877	16,154

Noninterest expenses:
Salaries and wages	13,884	9,301	27,283	18,090
Employee benefits	2,521	2,541	5,003	4,956
Outsourced data processing costs	2,803	2,234	7,242	4,418
Telephone / data lines	539	443	1,067	939
Occupancy	3,645	2,011	6,617	4,034
Furniture and equipment	1,283	819	2,281	1,551
Marketing	957	1,226	2,006	2,201
Legal and professional fees	2,656	1,590	5,013	3,253
FDIC assessments	643	520	1,187	1,109
Amortization of intangibles	593	315	1,039	630
Asset dispositions expense	160	173	250	316
Net (gain)/loss on other real estate owned and repossessed assets	(201)	53	(252)	134
Early redemption cost for Federal Home Loan Bank advances	1,777	0	1,777	0
Other	3,548	3,062	6,636	5,843
Total Noninterest Expenses	34,808	24,288	67,149	47,474

Income Before Income Taxes	8,181	9,369	14,582	18,768
Income taxes	2,849	3,564	5,284	7,104

Net Income	$5,332	$5,805	$9,298	$11,664

Per share of common stock:

Net income diluted	$0.14	$0.18	$0.25	$0.35
Net income basic	0.14	0.18	0.26	0.35
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	38,141,550	33,233,508	36,797,259	33,184,764
Average basic shares outstanding	37,470,071	32,978,006	36,159,473	32,971,670

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2016		2015
(Dollars in thousands)	Second	First	Fourth	Third	Second

Interest on securities:
Taxable	$6,603	$5,683	$5,312	$5,154	$4,977
Nontaxable	299	164	144	144	147
Interest and fees on loans	29,244	26,034	25,184	25,276	21,988
Interest on federal funds sold and other investments	433	290	275	249	249
Total Interest Income	36,579	32,171	30,915	30,823	27,361

Interest on deposits	688	604	598	562	524
Interest on time certificates	550	313	265	295	321
Interest on borrowed money	848	1,032	952	955	850
Total Interest Expense	2,086	1,949	1,815	1,812	1,695

Net Interest Income	34,493	30,222	29,100	29,011	25,666
Provision for loan losses	662	199	369	987	855
Net Interest Income After Provision for Loan Losses	33,831	30,023	28,731	28,024	24,811

Noninterest income:
Service charges on deposit accounts	2,230	2,129	2,229	2,217	2,115
Trust fees	838	806	791	781	759
Mortgage banking fees	1,364	999	955	1,177	1,032
Brokerage commissions and fees	470	631	511	604	576
Marine finance fees	279	141	205	258	492
Interchange income	2,370	2,217	1,989	1,925	2,033
Other deposit based EFT fees	116	127	99	88	96
BOLI income	379	841	396	366	334
Gain on participated loan	0	0	0	0	725
Other	1,065	739	607	666	684
	9,111	8,630	7,782	8,082	8,846
Securities gains, net	47	89	1	160	0
Bargain purchase gain, net	0	0	416	0	0
Total Noninterest Income	9,158	8,719	8,199	8,242	8,846

Noninterest expenses:
Salaries and wages	13,884	13,399	11,135	11,850	9,301
Employee benefits	2,521	2,482	2,178	2,430	2,541
Outsourced data processing costs	2,803	4,439	2,455	3,277	2,234
Telephone / data lines	539	528	412	446	443
Occupancy	3,645	2,972	2,314	2,396	2,011
Furniture and equipment	1,283	998	1,000	883	819
Marketing	957	1,049	1,128	1,099	1,226
Legal and professional fees	2,656	2,357	2,580	2,189	1,590
FDIC assessments	643	544	551	552	520
Amortization of intangibles	593	446	397	397	315
Asset dispositions expense	160	90	79	77	173
Net (gain)/loss on other real estate owned and repossessed assets	(201)	(51)	(157)	262	53
Early redemption cost for Federal Home Loan Bank advances	1,777	0	0	0	0
Other	3,548	3,088	3,097	3,269	3,062
Total Noninterest Expenses	34,808	32,341	27,169	29,127	24,288

Income Before Income Taxes	8,181	6,401	9,761	7,139	9,369
Income taxes	2,849	2,435	3,725	2,698	3,564

Net Income	$5,332	$3,966	$6,036	$4,441	$5,805

Per share of common stock:

Net income diluted	$0.14	$0.11	$0.18	$0.13	$0.18
Net income basic	0.14	0.11	0.18	0.13	0.18
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	38,141,550	35,452,968	34,395,373	34,193,540	33,233,508
Average basic shares outstanding	37,470,071	34,848,875	34,115,697	33,907,178	32,978,006

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands, except share data)	2016	2015	2015

Assets
Cash and due from banks	$113,028	$81,216	$86,904
Interest bearing deposits with other banks	13,774	54,851	7,844
Total Cash and Cash Equivalents	126,802	136,067	94,748

Securities:
Available for sale (at fair value)	923,560	790,766	762,086
Held for investment (at amortized cost)	401,570	203,525	214,777
Total Securities	1,325,130	994,291	976,863

Loans held for sale	20,075	23,998	19,656

Loans	2,616,052	2,156,330	1,937,399
Less: Allowance for loan losses	(20,725)	(19,128)	(18,791)
Net Loans	2,595,327	2,137,202	1,918,608

Bank premises and equipment, net	63,817	54,579	50,028
Other real estate owned	8,694	7,039	5,908
Goodwill	64,123	25,211	25,211
Other intangible assets	16,154	8,594	6,824
Bank owned life insurance	43,729	43,579	36,291
Net deferred tax assets	62,648	60,274	58,631
Other assets	54,705	43,946	40,820
	$4,381,204	$3,534,780	$3,233,588

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,146,792	$854,447	$808,429
Interest-bearing demand	776,388	734,749	599,268
Savings	330,928	295,851	282,588
Money market	860,930	665,353	621,973
Other time certificates	172,816	153,318	158,091
Brokered time certificates	9,216	9,403	8,237
Time certificates of $100,000 or more	204,246	131,266	126,591
Total Deposits	3,501,316	2,844,387	2,605,177

Securities sold under agreements to repurchase	183,387	172,005	157,676
Federal Home Loan Bank borrowings	151,000	50,000	65,000
Subordinated debt	70,101	69,961	64,670
Other liabilities	49,971	44,974	14,209
	3,955,775	3,181,327	2,906,732

Shareholders' Equity
Common stock	3,799	3,435	3,300
Additional paid in capital	451,542	399,162	380,553
Accumulated deficit	(33,560)	(42,858)	(53,336)
Treasury stock	(482)	(73)	(64)
	421,299	359,666	330,453
Accumulated other comprehensive (loss), net	4,130	(6,213)	(3,597)
Total Shareholders' Equity	425,429	353,453	326,856
	$4,381,204	$3,534,780	$3,233,588

Common Shares Outstanding	37,993,013	34,351,409	33,220,511

Note: The balance sheet at December 31, 2015 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2016		2015
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Second
Net income	$5,332	$3,966	$6,036	$4,441	$5,805

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.51%	0.44%	0.69%	0.52%	0.72%
Return on average tangible assets (2),(3),(4)	0.56	0.48	0.73	0.56	0.75
Return on average shareholders' equity-GAAP basis (2),(3)	5.15	4.30	6.78	5.05	7.13
Efficiency ratio (5)	78.01	81.73	72.57	76.29	68.57
Noninterest income to total revenue	20.89	22.21	21.10	21.79	25.63

Net interest margin (1),(2)	3.63	3.68	3.67	3.75	3.50
Average equity to average assets	9.91	10.30	10.20	10.34	10.12

Credit Analysis Excluding Acquired Loans
Net charge-offs (recoveries) - non-acquired loans	$(315)	$(539)	$245	$(233)	$(358)
Net charge-offs - acquired loans	(24)	142	324	683	143
Total net charge-offs (recoveries)	$(339)	$(397)	$569	$450	$(215)

Net charge-offs (recoveries) to average loans - non-acquired loans	(0.05)%	(0.10)%	0.05%	(0.04)%	(0.08)%
Net charge-offs to average loans - acquired loans	0.00	0.03	0.06	0.12	0.03
Total net charge-offs (recoveries) to average loans	(0.05)	(0.07)	0.11	0.08	(0.05)

Loan loss provision (recapture) - non-acquired loans	$423	$(20)	$(40)	$852	$271
Loan loss provision - acquired loans	239	219	409	135	584
Total loan loss provision	$662	$199	$369	$987	$855

Allowance to loans at end of period - non-acquired loans	1.01%	1.04%	1.03%	1.11%	1.10%
Discount for credit losses to acquired loans at end of period	3.96	3.79	4.24	4.13	3.32

Nonperforming loans - non-acquired loans	$10,919	$11,881	$12,758	$14,474	$15,054
Nonperforming loans - acquired loans	4,360	3,707	4,628	2,636	4,543
Other real estate owned - non-acquired	3,791	5,042	3,699	4,183	4,855
Other real estate owned - acquired	1,644	2,415	3,340	3,250	1,053
Other real estate owned – branches out of service	3,259	634	0	0	0
Total nonperforming assets	$23,973	$23,679	$24,425	$24,543	$25,505

Restructured loans (accruing)	$20,337	$19,956	$19,970	$20,543	$23,441

Purchased noncredit impaired loans	$554,519	$558,262	$320,349	$355,739	$284,978
Purchased credit impaired loans	13,652	16,531	12,109	12,673	6,562
Total acquired loans	$568,171	$574,793	$332,458	$368,412	$291,540

Nonperforming loans to loans at end of period - non-acquired loans	0.42%	0.48%	0.59%	0.69%	0.78%
Nonperforming loans to loans at end of period - acquired loans	0.16	0.15	0.22	0.12	0.23
Total nonperforming loans to loans at end of period	0.58	0.63	0.81	0.81	1.01

Nonperforming assets to total assets - non-acquired	0.41%	0.44%	0.47%	0.55%	0.62%
Nonperforming assets to total assets - acquired	0.14	0.15	0.22	0.18	0.17
Total nonperforming assets to total assets	0.55	0.59	0.69	0.73	0.79

Per Share Common Stock
Net income diluted-GAAP basis	$0.14	$0.11	$0.18	$0.13	$0.18
Net income basic-GAAP basis	0.14	0.11	0.18	0.13	0.18

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	11.20	10.91	10.29	10.20	9.84

Average Balances
Total average assets	$4,206,800	$3,601,381	$3,463,277	$3,373,858	$3,225,127
Less: Intangible assets	69,449	37,006	34,457	35,185	32,188
Total average tangible assets	$4,137,351	$3,564,375	$3,428,820	$3,338,673	$3,192,939

Total average equity	$416,748	$370,816	$353,392	$348,901	$326,338
Less: Intangible assets	69,449	37,006	34,457	35,185	32,188
Total average tangible equity	$347,299	$333,810	$318,935	$313,716	$294,150

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

	June 30,	December 31,	June 30,
SECURITIES	2016	2015	2015
	$8,994.00		$13,913.00
U.S. Treasury and U.S. Government Agencies	$13,560	$3,911	$3,843
Mortgage-backed	601,392	539,688	558,561
Collateralized loan obligations	123,019	122,583	124,241
Obligations of states and political subdivisions	64,435	39,891	22,873
Corporate and other debt securities	77,699	44,273	31,981
Private commercial mortgage backed securities	43,455	40,420	20,587
Securities Available for Sale	923,560	790,766	762,086

Mortgage-backed	360,126	162,225	173,477
Collateralized loan obligations	41,444	41,300	41,300
Securities Held for Investment	401,570	203,525	214,777
Total Securities	$1,325,130	$994,291	$976,863

	June 30,	December 31,	June 30,
LOANS	2016	2015	2015

Construction and land development	$142,387	$108,787	$95,178
Real estate mortgage	2,033,829	1,733,163	1,588,105
Installment loans to individuals	115,513	85,356	62,913
Commercial and financial	323,466	228,517	190,325
Other loans	857	507	878
Total Loans	$2,616,052	$2,156,330	$1,937,399

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016						2015
	Second Quarter			First Quarter			Second Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,185,022	$6,603	2.23%	$996,301	$5,683	2.28%	$957,374	$4,977	2.08%
Nontaxable	28,445	459	6.45	17,929	251	5.60	15,311	225	5.87
Total Securities	1,213,468	7,062	2.33	1,014,230	5,934	2.34	972,685	5,202	2.14

Federal funds sold and other investments	110,636	433	1.57	52,213	290	2.23	79,031	249	1.26

Loans, net	2,532,533	29,392	4.67	2,246,773	26,074	4.67	1,904,011	22,032	4.64

Total Earning Assets	3,856,637	36,887	3.85	3,313,216	32,298	3.92	2,955,727	27,483	3.73

Allowance for loan losses	(20,185)			(19,558)			(18,247)
Cash and due from banks	92,159			81,947			71,858
Premises and equipment	63,149			57,062			49,275
Intangible assets	69,449			37,006			32,188
Bank owned life insurance	43,542			43,647			36,111
Other assets	102,049			88,061			98,215

	$4,206,800			$3,601,381			$3,225,127

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$755,206	$161	0.09%	$710,083	$155	0.09%	$612,433	$110	0.07%
Savings	322,567	39	0.05	303,207	37	0.05	279,354	41	0.06
Money market	810,709	488	0.24	667,466	412	0.25	607,271	373	0.25
Time deposits	366,263	550	0.60	304,401	313	0.41	303,802	321	0.42
Federal funds purchased and
securities sold under agreements to repurchase	195,802	129	0.26	185,728	127	0.28	167,903	77	0.18
Federal Home Loan Bank borrowings	171,011	215	0.51	57,308	409	2.87	50,165	400	3.20
Other borrowings	70,064	504	2.89	69,987	496	2.85	64,649	373	2.31

Total Interest-Bearing Liabilities	2,691,622	2,086	0.31	2,298,180	1,949	0.34	2,085,577	1,695	0.33

Noninterest demand	1,059,039			906,231			795,707
Other liabilities	39,391			26,154			17,505
Total Liabilities	3,790,052			3,230,565			2,898,789

Shareholders' equity	416,748			370,816			326,338

	$4,206,800			$3,601,381			$3,225,127

Interest expense as a % of earning assets			0.22%			0.24%			0.23%
Net interest income as a % of earning assets		$34,801	3.63%		$30,349	3.68%		$25,788	3.50%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016		2015
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Customer Relationship Funding (Period End)
Noninterest demand
Commercial	$860,953	$768,890	$592,621	$619,960	$561,742
Retail	211,722	212,367	198,077	182,381	180,484
Public funds	44,275	52,244	46,300	47,765	47,913
Other	29,842	20,568	17,449	19,771	18,290
	1,146,792	1,054,069	854,447	869,877	808,429

Interest-bearing demand
Commercial	102,105	101,767	77,500	69,037	60,411
Retail	549,301	496,846	479,056	443,022	410,601
Public funds	124,982	152,291	178,193	106,285	128,256
	776,388	750,904	734,749	618,344	599,268

Total transaction accounts
Commercial	963,058	870,657	670,121	688,997	622,153
Retail	761,023	709,213	677,133	625,403	591,085
Public funds	169,257	204,535	224,493	154,050	176,169
Other	29,842	20,568	17,449	19,771	18,290
	1,923,180	1,804,973	1,589,196	1,488,221	1,407,697

Savings	330,928	313,179	295,851	286,810	282,588

Money market
Commercial	293,724	271,567	208,520	225,629	191,061
Retail	419,821	380,233	312,756	306,138	272,853
Public funds	147,385	89,857	144,077	128,865	158,059
	860,930	741,657	665,353	660,632	621,973

Time certificates of deposit	386,278	362,638	293,987	306,633	292,919
Total Deposits	$3,501,316	$3,222,447	$2,844,387	$2,742,296	$2,605,177

Customer sweep accounts	$183,387	$198,330	$172,005	$148,607	$157,676

Total core customer funding (1)	$3,298,425	$3,058,139	$2,722,405	$2,584,270	$2,469,934

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.